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                                              May 29, 1996



Advanta Mortgage Loan Trust
  1996-2 (the "Trust")
c/o Bankers Trust Company
       of California, N.A.
    Three Park Plaza
    16th Floor
    Irvine, California  92714

Financial Guaranty Insurance Company
115 Broadway
New York, New York  10006


            Re: Pooling and Servicing Agreement dated as of May 1, 1996 (the "Pooling Agreement") Advanta as the Sponsor, Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A. as Trustee (the "Trustee") and the Master Loan Transfer Agreement dated as of February 15, 1995 (the "Master Transfer Agreement") among the Sponsor, the Trustee and the Affiliated Originators named therein (the "Affiliated Originators")

Ladies and Gentlemen:

     Pursuant to the Agreements, USA in its capacity as Master Servicer, has undertaken certain financial obligations with respect to its servicing of the Mortgage Loans, including, but not limited to, the making of Delinquency Advances and Servicing Advances. In addition, the Sponsor and the Affiliated Originators have, in the Agreement and in the Master Transfer Agreement undertaken certain financial obligations, including, but not limited to, the payment of the Loan Purchase Price relating to the repurchase of defective Mortgage Loans, the payment of Substitution Amounts in connection with the substitution of Qualified Replacement Mortgages and the payment of certain expenses of the Trust. Any financial obligations of USA, the Sponsor or any Affiliated Originator under the Agreement or the Master Transfer Agreement, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of USA, the Sponsor or any Affiliated Originator under the Agreement or the Master Transfer Agreement (including the payment of money damages for a breach of any of USA's, the







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Sponsor's or any Affiliated Originator's obligations under the Agreement or the
Master Transfer Agreement, whether financial or otherwise) but shall not include any obligations not relating to the payment of money (e.g., the obligation to service the Mortgage Loans).

     The Certificate Insurer has required the undersigned, Advanta Mortgage Holding Company ("AMHC"), the parent corporation of USA and the indirect corporate parent of the Sponsor, to acknowledge its joint-and-several liability with USA, the Sponsor and the Affiliated Originators for the payment of the Joint and Several Obligations under the Agreement and the Master Transfer Agreement.

     Now, therefore, the Trust, the Certificate Insurer and AMHC do hereby agree that:

     (i) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with USA, the Sponsor and the Affiliated Originators to the Trust and the Certificate Insurer for the payment of the Joint and Several Obligations.

     (ii) AMHC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Trust and the Certificate Insurer by USA, the Sponsor, any Affiliated Originator or another affiliate of AMHC.





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     Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

                                    Very truly yours,

                                    ADVANTA MORTGAGE
                                      HOLDING COMPANY



                                    By:___________________________
                                       Name: Mark A. Casale
                                       Title: Vice President


Acknowledged and Agreed:

ADVANTA MORTGAGE LOAN
  TRUST, 1996-2

By:  Bankers Trust Company
       of California, N.A.,
        as Trustee



By:___________________________
   Name: Erin Deegan
   Title: Assistant Vice President



Acknowledged:

FINANCIAL GUARANTY INSURANCE COMPANY



By:___________________________
   Name:
   Title:


Dated:  May 29, 1996


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